UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2005

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200

Irvine, California 92614

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As further discussed below, on July 15, 2005, Diedrich Coffee, Inc. (the “Company”) announced that Peter Churm had notified the Company that he was retiring from the Company’s board of directors, including its Audit Committee, effective as of July 15, 2005. As a result of Mr. Churm’s retirement, the Company only has two directors who are eligible to continue to serve on the Audit Committee. Nasdaq Rule 4350(d)(2)(A) provides, among other matters, that a registrant’s audit committee must consist of at least three independent directors.

The Company provided Nasdaq with written notice of this matter on July 15, 2005 and will have until its 2005 annual meeting of stockholders to regain compliance with Nasdaq Rule 4350(d)(2)(A).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 15, 2005, the Company announced that that Peter Churm had notified the Company that he was retiring from the Company’s board of directors, and all committees thereof upon which he serves, effective as of July 15, 2005. Mr. Churm has served as a director of the Company since 1996. In connection with this action, the board of directors resolved to reduce the size of the board of directors from six members to five members. Mr. Churm’s retirement from the board of directors did not involve any disagreement with the Company.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits. The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release, dated July 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2005

DIEDRICH COFFEE, INC.

By:	/s/ Roger M. Laverty
Roger M. Laverty Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release, dated July 15, 2005